EXHIBIT 32.1

  Certification by the Principal Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
        Section 906 of the Sarbanes-Oxley Act Of 2002


  Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Iroquois Gas Transmission System, L.P., a limited partnership organized under the laws of the State of Delaware (the "Partnership"), does hereby certify that, to the best of such officer's knowledge:

     1. The accompanying Quarterly Report of the Partnership on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



                                          /s/ E.J. Holm
                                          __________________________
                                          E. J. Holm
                                          President
                                          November 14, 2003



                                          /s/ Paul Bailey
                                          ___________________________
                                          Paul Bailey
                                          Vice President and Chief
                                          Financial Officer
                                          November 14, 2003


A signed original of this written statement required by Section 906 has been provided to Iroquois Gas Transmission System, L.P. and will be retained by Iroquois Gas Transmission System, L.P. and furnished to the Securities and Exchange Commission or its staff upon request.